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                                                                     Exhibit 4.9

                           SPLITROCK SERVICES, INC.,

                                  as Parent,

                            SPLITROCK LEASING, LLC,

                           as Subsidiary Guarantor,


                                      and

                       HARRIS TRUST COMPANY OF NEW YORK

                                  as Trustee

              __________________________________________________


                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of December 22, 1999

                                 to INDENTURE

                           Dated as of July 24, 1998


              __________________________________________________

                                 $261,000,000

                         11 3/4% Senior Notes due 2008
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     SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of
December 22, 1999, by and among SPLITROCK SERVICES, INC., a Delaware corporation (the "Company"), SPLITROCK LEASING LLC, a Delaware limited liability company (the "Subsidiary Guarantor"), and HARRIS TRUST COMPANY OF NEW YORK (formerly, BANK OF MONTREAL TRUST COMPANY, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                                  WITNESSETH
                                  ----------

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 24, 1998, providing for the issuance of an aggregate principal amount of up to $311,000,000 of 113/4% Senior Notes due 2008 (the "Securities") and a First Supplemental Indenture, dated November 24, 1999 (together, the "Indenture"), implementing certain amendments described in a Consent Solicitation Statement, dated November 9, 1999 as supplemented by a Supplement thereto, dated November 19, 1999;

     WHEREAS pursuant to Section 4.11 of the Indenture, the Subsidiary Guarantor, the Company and the Trustee are required to execute and deliver this Supplemental Indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Indenture and the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

     WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee, an Officer's Certificate and an Opinion of Counsel meeting the requirements of Section 11.04 and 11.05 of the Indenture and stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to this Supplemental Indenture have been satisfied.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                   ARTICLE I
                                   ---------

                       Addition of Subsidiary Guarantor
                       --------------------------------

     SECTION 1.01. Subsidiary Guarantee.  The Subsidiary Guarantor hereby
                   ---------------------
jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on and liquidated damages in respect of the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture or this Supplemental Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for

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expenses, indemnification or otherwise under the Indenture, this Supplemental
Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantor, and that the Subsidiary Guarantor shall remain bound under this Article I notwithstanding any extension or renewal of any Guaranteed Obligation.

     The Subsidiary Guarantor waives presentment, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture or this Supplemental Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 1.02(b).

     The Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among any other Subsidiary Guarantors, such that such Subsidiary Guarantor's obligations would be less than the full amount claimed. The Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Subsidiary Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. The Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor. The Subsidiary Guarantor waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee.

     The Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     Except as expressly set forth in Section 8.01(b) of the Indenture and
Section 1.02 of this Supplemental Indenture, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor under the

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Indenture or this Supplemental Indenture shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture or this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

     The Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

     The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 1.01.

     The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 1.01.

     Upon request of the Trustee, the Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture or this Supplemental Indenture.

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     SECTION 1.02. Limitation on Liability.  (a) Any term or provision of this
                   ------------------------
Supplemental Indenture or the Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture or this Supplemental Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b) This Subsidiary Guarantee shall terminate and be of no further force or effect and the Subsidiary Guarantor shall be deemed to be released from all obligations under this Article I upon (i) the merger or consolidation of the Subsidiary Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where the Subsidiary Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of the Subsidiary Guarantor, where, after such sale, such Subsidiary Guarantor is no longer a Subsidiary of the Company; provided, however, that each
                                                    --------  -------
such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Sections 4.06 and 5.01(b) of the Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

     SECTION 1.03. Successors and Assigns.  This Article I shall be binding upon
                   -----------------------
the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture and this Supplemental Indenture.

     SECTION 1.04. No Waiver.  Neither a failure nor a delay on the part of
                   ----------
either the Trustee or the Holders in exercising any right, power or privilege under this Article I shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders in the Indenture and this Supplemental Indenture expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article I at law, in equity, by statute or otherwise.

     SECTION 1.05. Modification.  No modification, amendment or waiver of any
                   -------------
provision of this Article I, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                  ARTICLE II

                                 Miscellaneous
                                 -------------

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     SECTION 2.01.  Ratification of Indenture: Supplemental Indentures Part of
                    ----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
----------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

     SECTION 2.02.  Governing Law; Governance, Etc. THIS SUPPLEMENTAL INDENTURE
                    -------------------------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. This Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Indenture as amended hereby, which terms and provisions are incorporated herein by reference, as if this Supplemental Indenture were the "Indenture" referred to therein.

     SECTION 2.03.  Trustee Makes No Representation.  The Trustee makes no
                    --------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 2.04.  Counterparts.  The parties may sign any number of copies of
                    -------------
this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 2.05.  Effect of Headings.  The Section headings herein are for
                    -------------------
convenience only and shall not effect the construction thereof

     SECTION 2.06.  Terms.  Certain capitalized terms used but not defined
                    ------
herein have the meanings assigned to them in the Indenture.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the date first above written.


                                        SPLITROCK SERVICES, INC.



                                        By_____________________________________
                                        Name:
                                        Title:

                                        SPLITROCK LEASING LLC



                                        By _____________________________________
                                        Name:
                                        Title:

                                        HARRIS TRUST COMPANY OF NEW YORK,
                                        as Trustee,



                                        By ____________________________________
                                        Name:
                                        Title:

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